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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

               CITIGROUP GLOBAL MARKETS                                        TARGETS TRUST XXI
                    HOLDINGS INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                       NEW YORK                                                    DELAWARE
               (STATE OF INCORPORATION                                      (STATE OF INCORPORATION
                   OR ORGANIZATION)                                            OR ORGANIZATION)
                      11-2418067                                                  52-7211964
         (I.R.S. EMPLOYER IDENTIFICATION NO.)                        (I.R.S. EMPLOYER IDENTIFICATION NO.)


                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

If this Form relates to the registration                       If this Form relates to the registration of a
of a class of securities pursuant to                           class of securities pursuant to Section 12(g) of
Section 12(b) of the Exchange Act and                          the Exchange Act and is effective pursuant to
is effective pursuant to General                               General Instruction A.(d), please check the
Instruction A.(c), please check the                            following box. [ ]
following box.[X]


Securities Act registration statement                          333-69230 (If applicable)
file number to which this form relates:




Securities to be registered pursuant
to Section 12(b) of the Act:

        TITLE OF EACH CLASS                                    NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                                     EACH CLASS IS TO BE REGISTERED
Targeted Growth Enhanced Terms Securities                      American Stock Exchange
("TARGETS(R)") With Respect to the Common Stock of Alcoa Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

      For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 13, 14 through 17 and 25 through 40, respectively, of the registrants' Prospectus, Subject to Completion, dated April 22, 2004 (Registration No. 333-69230), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus, Subject to Completion, dated April 22, 2004, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on April 23, 2004 (No. 333-69230).

            99 (B). Certificate of Trust of TARGETS Trust XXI, incorporated by reference to Exhibit 4(j) to the registration statement on Form S-3 of Citigroup Global Markets Holdings Inc. (formerly known as Salomon Smith Barney Holdings Inc.) (the "Company") and TARGETS Trust XXI filed with the Securities and Exchange Commission on September 10, 2001 (No. 333-69230) (the "Registration Statement").

            99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XXI, incorporated by reference to Exhibit 4(q) to the Registration Statement.

            99 (D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Guarantee Trustee, incorporated by reference to Exhibit 4(r) to the Registration Statement.

            99 (E). Form of Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(s) to the Registration Statement.

            99 (F). Form of TARGETS (included in Exhibit 99(C)).

            99 (G). Form of Forward Contract (included in Exhibit 99(E)).

            Other securities issued by the Company are listed on the American Stock Exchange.



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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Citigroup Global Markets Holdings Inc.
                                     --------------------------------------
                                     (Registrant)

Date:    May 20, 2004                By:
                                          ---------------------------------
                                          Name:       Joseph V. Giunta
                                          Title:      Vice President



                                     TARGETS Trust XXI
                                     -----------------
                                     (Registrant)



Date:    May 20, 2004                By:
                                          ---------------------------------
                                          Name:       Mark I. Kleinman
                                          Title:      Regular Trustee

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                                INDEX TO EXHIBITS

EXHIBIT NO.                              EXHIBIT
----------                               -------

99(A). Prospectus, Subject to Completion, dated April 22, 2004, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on April 23, 2004 (No. 333-69230).

99(B). Certificate of Trust of TARGETS Trust XXI, incorporated by reference to Exhibit 4(j) to the registration statement on Form S-3 of Citigroup Global Markets Holdings Inc. and TARGETS Trust XXI filed with the Securities and Exchange Commission on September 10, 2001 (No. 333-69230) (the "Registration Statement").

99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XXI incorporated by reference to Exhibit 4(q) to the Registration Statement.

99(D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Guarantee Trustee, incorporated by reference to Exhibit 4(r) to the Registration Statement.

99(E). Form of Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(s) to the Registration Statement.

99(F).            Form of TARGETS (included in Exhibit 99(C)).

99(G).            Form of Forward Contract (included in Exhibit 99 (E)).






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